EXHIBIT 99.6

ANADARKO PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma financial statements combine the historical consolidated balance sheets and statements of income of Anadarko Petroleum Corporation (“Anadarko” or “the Company”) and Kerr-McGee Corporation (“KMG”), giving effect to the acquisition using the purchase method of accounting. These unaudited pro forma financial statements also include the effects of the subsequent acquisition of Western Gas Resources, Inc. (“WGR”) using the purchase method of accounting. The Company’s Canadian operations have been classified as held for sale and the related results of discontinued operations are excluded from Anadarko’s historical statements of income.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Anadarko, KMG and WGR, which are included in the annual reports that the companies have filed with the United States Securities and Exchange Commission and as exhibits in this Form 8-K/A.

The unaudited pro forma combined statements of income assume the acquisitions occurred on January 1, 2005. The unaudited pro forma combined balance sheet gives effect to the acquisitions as if they had occurred on June 30, 2006.

The unaudited pro forma financial statements are presented for illustration purposes only, in accordance with the assumptions set forth below, and are not necessarily indicative of the operating results or financial position that would have occurred had the acquisitions been completed at the assumed dates. Nor is it necessarily indicative of future operating results or the financial position of the combined enterprise. The unaudited pro forma condensed combined financial statements do not reflect any adjustments to conform accounting practices, other than those mentioned in the notes thereto, or to reflect any cost savings or other synergies anticipated as a result of the acquisitions, or any future merger related expenses.

ANADARKO PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2005

millions except per share amounts	Anadarko	KMG *	WGR *	Pro Forma Adjustments		Pro Forma Combined
Revenues
Gas sales	$2,968	$2,036	$410	$—		$5,414
Oil and condensate sales	2,703	1,515	—	—		4,218
Natural gas liquids sales	437	135	—	—		572
Other sales	79	877	3,559	—		4,515

Total	6,187	4,563	3,969	—		14,719

Costs and Expenses
Direct operating	437	494	69	—		1,000
Transportation and cost of product	275	1,004	3,326	—		4,605
Exploration expense	—	389	45	(434	)(a)	—
General and administrative	393	260	60	—		713
Depreciation, depletion and amortization	1,111	871	129	433	(b)	2,544
Other taxes	358	157	—	—		515
Impairments and (gains) losses on assets	78	(194)	1	193	(c)	78

Total	2,652	2,981	3,630	192		9,455

Operating Income	3,535	1,582	339	(192)		5,264

Interest Expense and Other (Income) Expense
Interest expense	206	268	17	595	(d)	1,086
Other (income) expense	(76)	(104)	—	—	(d)	(180)

Total	130	164	17	595		906

Income from Continuing Operations Before Income Taxes	3,405	1,418	322	(787)		4,358
Income Tax Expense	1,332	486	115	(286	)(e)	1,647

Income from Continuing Operations	$2,073	$932	$207	$(501)		$2,711

Income from Continuing Operations – Per Common Share
Basic	$4.40					$5.77
Diluted	$4.36					$5.71
Average Number of Common Shares Outstanding – Basic	470					470

Average Number of Common Shares Outstanding – Diluted	475					475

*	Certain amounts have been reclassified to conform to Anadarko’s current presentation. See Summary of Conforming Adjustments.

See accompanying notes to unaudited pro forma condensed combined financial statements.

ANADARKO PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2006

millions except per share amounts	Anadarko	KMG *	WGR *	Pro Forma Adjustments		Pro Forma Combined
Revenues
Gas sales	$1,371	$1,383	$209	$—		$2,963
Oil and condensate sales	1,808	688	—	—		2,496
Natural gas liquids sales	245	91	—	—		336
Other sales	86	405	1,572	—		2,063

Total	3,510	2,567	1,781	—		7,858

Costs and Expenses
Direct operating	284	259	36	—		579
Transportation and cost of product	183	468	1,431	—		2,082
Exploration expense	—	158	29	(187	)(a)	—
General and administrative	228	145	41	—		414
Depreciation, depletion and amortization	655	390	71	250	(b)	1,366
Other taxes	208	74	—	—		282
Impairments and (gains) losses on assets	18	(5)	—	5	(c)	18

Total	1,576	1,489	1,608	68		4,741

Operating Income	1,934	1,078	173	(68)		3,117
Interest Expense and Other (Income) Expense
Interest expense	104	171	9	298	(d)	582
Other (income) expense	(7)	6	—	—		(1)

Total	97	177	9	298		581

Income from Continuing Operations Before Income Taxes	1,837	901	164	(366)		2,536
Income Tax Expense	609	319	60	(129	)(e)	859

Income from Continuing Operations	$1,228	$582	$104	$(237)		$1,677

Income from Continuing Operations – Per Common Share
Basic	$2.67					$3.65
Diluted	$2.65					$3.61
Average Number of Common Shares Outstanding – Basic	460					460

Average Number of Common Shares Outstanding – Diluted	464					464

*	Certain amounts have been reclassified to conform to Anadarko’s current presentation. See Summary of Conforming Adjustments.

See accompanying notes to unaudited pro forma condensed combined financial statements.

ANADARKO PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2006

millions	Anadarko	KMG	WGR	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current Assets
Cash and cash equivalents	$671	$156	$4	$—		$831
Accounts receivable	1,325	751	286	—		2,362
Other current assets	207	584	203	—		994
Current assets held for sale	369	24	—	—		393

	2,572	1,515	493	—		4,580

Properties and Equipment
Original cost	24,825	12,091	2,641	11,409	(f)	50,966
Less accumulated DD&A	8,592	3,874	751	(4,625	)(f)	8,592

Net properties and equipment	16,233	8,217	1,890	16,034		42,374

Other Assets	609	321	105	—		1,035

Goodwill and Intangibles	1,092	1,175	—	5,410	(f)	7,677

Long-Term Assets Held For Sale	3,159	710	—	447	(f)	4,316

Total Assets	$23,665	$11,938	$2,488	$21,891		$59,982

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,690	$2,159	$462	$—		$4,311
Current debt	211	309	—	21,940	(g)	22,460
Liabilities associated with assets held for sale	306	25	—	—		331

	2,207	2,493	462	21,940		27,102

Long-term Debt	3,361	2,097	572	(390	)(g)	5,640

Other Long-term Liabilities
Deferred income taxes	4,070	1,620	357	5,821	(f)	11,868
Other	951	986	71	—		2,008
Liabilities associated with assets held for sale	712	126	—	162	(f)	1,000

Total	5,733	2,732	428	5,983		14,876

Stockholders’ equity	12,364	4,616	1,026	(5,642	)(h)	12,364

Total Liabilities and Stockholders’ Equity	$23,665	$11,938	$2,488	$21,891		$59,982

See accompanying notes to unaudited pro forma condensed combined financial statements.

ANADARKO PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Income Statement Adjustments

(a)	To eliminate KMG’s and WGR’s exploration expense to conform to the full-cost method of accounting for oil and gas activities. KMG’s and WGR’s historical results were prepared in accordance with the successful efforts method of accounting.

(b)	To adjust depreciation, depletion and amortization (DD&A) expense to be in accordance with the full-cost method of accounting for oil and gas activities and to record DD&A expense on the estimated fair value of other depreciable assets. Producing properties, grouped by country, are depleted utilizing the unit-of-production method, while gathering and processing facilities are depreciated on a straight-line basis with lives ranging from 17 to 20 years. Based on current production rates, the reserve life index of proved reserves acquired range from 6 to 10 years.

(c)	To eliminate KMG’s and WGR’s historical impairments and gains or losses on sales of oil and gas properties to conform to the full-cost method of accounting for oil and gas activities.

(d)	To record pro forma interest expense on debt incurred to acquire KMG and WGR, less amounts capitalized on unevaluated properties.

The Company’s policy is that oil and gas investments in unproved properties and major development projects, on which DD&A expense is not currently recorded and on which exploration or development activities are in progress, qualify for capitalization of interest. The Company is continuing to evaluate its exploration and development plans with respect to the acreage acquired in the acquisitions. Pending finalization of those plans, it has been assumed for purposes of these pro forma financial statements that all unevaluated acreage acquired qualifies for capitalization of interest. Accordingly, interest of $639 million and $320 million for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively, has been capitalized on the carrying costs of unevaluated properties for the periods presented. The ultimate amount to be capitalized will be impacted by amounts actually recorded to unevaluated properties and finalization of our exploration and development plans for those properties.

The amount of incremental interest expense was calculated based on the average variable interest rate in effect on the Company’s 364-day committed acquisition facility on the funding date, which was approximately 5.7%. A change in the interest rate of 0.125% would impact pro forma operating income by approximately $15 million on an annual basis.

KMG’s historical interest expense includes charges for $42 million and $81 million related to early debt retirement or modification for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively. KMG’s historical other income for the year ended December 31, 2005, includes a $120 million gain on sale of an equity investment.

(e)	To record income tax expense on the pro forma adjustments based on the applicable statutory federal and state income tax rates.

Pro Forma Balance Sheet Adjustments

(f)	To adjust KMG’s and WGR’s historical properties and equipment and long-term assets held for sale to fair value, to record goodwill and deferred income taxes associated with the purchase price allocation and to reverse KMG’s and WGR’s historical accumulated DD&A and goodwill.

(g)	To record debt incurred of $21.3 billion to purchase KMG and WGR (see Purchase Price Allocation) and to reflect a $232 million increase in the estimated fair value of KMG’s and WGR’s historical debt.

(h)	To eliminate KMG’s and WGR’s historical stockholders’ equity.

Purchase Price Allocation Following is a calculation and allocation of the purchase price to the assets acquired and liabilities assumed based on their relative fair values.

millions	KMG	WGR	Total
Purchase price	$16,507	$4,811	$21,318

Allocation of Purchase Price
Current assets	$1,515	$493	$2,008
Property and equipment	19,238	6,903	26,141
Other assets	1,478	105	1,583
Goodwill	5,940	645	6,585
Current debt - acquired	306	625	931
Current liabilities	2,184	462	2,646
Long-term debt	2,279	—	2,279
Deferred income taxes	5,621	2,177	7,798
Other long-term liabilities	1,274	71	1,345

	$16,507	$4,811	$21,318

The above purchase price has been allocated based on a preliminary assessment of the fair value of the assets acquired and liabilities assumed from KMG and WGR. The preliminary assessment of fair value resulted in $6.6 billion of goodwill, which will be subject to periodic impairment testing, in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” The purchase price allocation is tentative and does not reflect final appraisals of assets acquired or final evaluation of all liabilities assumed as of the August 10, 2006 and August 23, 2006 acquisition dates for KMG and WGR, respectively.

The preliminary assessment of the fair values of oil and gas properties and certain plant and gathering facilities acquired were based on projections of expected future net cash flows, discounted to present value. KMG’s and WGR’s other assets and liabilities were valued at their historical book values. The historical liabilities acquired include certain amounts associated with contingencies, such as legal, environmental and guarantees, which were estimated by the management of KMG and WGR. Long-term debt assumed was valued at fair value based on the prices of KMG’s publicly traded debt. These and other preliminary estimates will change as additional information becomes available and is assessed by Anadarko.

Summary of Conforming Adjustments

Kerr-McGee Corporation

	Year Ended December 31, 2005			Six Months Ended June 30, 2006
	Historical KMG	Conforming Adjustments	Conformed KMG	Historical KMG	Conforming Adjustments	Conformed KMG
Revenues
Oil and gas sales	$4,704	$(4,704)	$—	$2,406	$(2,406)	$—
Loss on commodity derivatives	(1,018)	1,018	—	(244)	244	—
Gas sales	—	2,036	2,036	—	1,383	1,383
Oil and condensate sales	—	1,515	1,515	—	688	688
Natural gas liquids sales	—	135	135	—	91	91
Gas marketing revenues	804	(804)	—	360	(360)	—
Other sales	73	804	877	45	360	405

Total	4,563	—	4,563	2,567	—	2,567

Costs and Expenses
Direct operating	494	—	494	259	—	259
Transportation expense	92	(92)	—	48	(48)	—
Gas marketing costs	800	(800)	—	359	(359)	—
Gas gathering, processing and other	112	(112)	—	61	(61)	—
Transportation and cost of product	—	1,004	1,004	—	468	468
Merger related costs	—	—	—	8	(8)	—
Provision for environmental remediation costs	12	(12)	—	3	(3)	—
General and administrative	248	12	260	134	11	145
Production and ad valorem taxes	157	(157)	—	74	(74)	—
Other taxes	—	157	157	—	74	74
Accretion expense	22	(22)	—	7	(7)	—
Depreciation, depletion and amortization	849	22	871	383	7	390
Asset impairments	17	(17)	—	—	—	—
Impairments and (gain) losses on assets	(211)	17	(194)	(5)	—	(5)
Exploration expense	389	—	389	158	—	158

Total	2,981	—	2,981	1,489	—	1,489

Operating Income	1,582	—	1,582	1,078	—	1,078

Interest Expense and Other (Income) Expense
Loss on early repayment and modification of debt	42	(42)	—	81	(81)	—
Interest expense	226	42	268	90	81	171
Other (income) expense	(104)	—	(104)	6	—	6

Total	164	—	164	177	—	177

Income from Continuing Operations before Taxes	1,418	—	1,418	901	—	901
Income Tax Expense	486	—	486	319	—	319

Income from Continuing Operations	$932	$—	$932	$582	$—	$582

Western Gas Resources

	Year Ended December 31, 2005			Six Months Ended June 30, 2006
	Historical WGR	Conforming Adjustments	Conformed WGR	Historical WGR	Conforming Adjustments	Conformed WGR
Revenues
Gas sales	$3,201	$(2,791)	$410	$1,348	$(1,139)	$209
Sales of natural gas liquids	655	(655)	—	340	(340)	—
Gathering, processing and transportation	106	(106)	—	54	(54)	—
Price risk management activities	(9)	9	—	30	(30)	—
Other sales (1)	6	3,553	3,559	4	1,568	1,572

Total	3,959	10	3,969	1,776	5	1,781

Costs and Expenses
Product purchases	3,210	(3,210)	—	1,369	(1,369)	—
Plant transportation and operating expense	116	(116)	—	62	(62)	—
Transportation and cost of product	—	3,326	3,326	—	1,431	1,431
Oil and gas exploration and production costs	114	(114)	—	65	(65)	—
Direct operating	—	69	69	—	36	36
Exploration expense	—	45	45	—	29	29
Selling and administrative expenses	60	(60)	—	41	(41)	—
General and administrative	—	60	60	—	41	41
Depreciation, depletion and amortization	129	—	129	71	—	71
Impairments and (gain) losses on assets	1	—	1	—	—	—
Earnings from equity investments	(10)	10	—	(5)	5	—
Interest expense	17	(17)	—	9	(9)	—

Total	3,637	(7)	3,630	1,612	(4)	1,608

Operating Income	322	17	339	164	9	173

Interest Expense and Other (Income) Expense
Interest expense	—	17	17	—	9	9
Other (income) expense	—	—	—	—	—	—

Total	—	17	17	—	9	9

Income from Continuing Operations before Taxes	322	—	322	164	—	164
Income Tax Expense	115	—	115	60	—	60

Income from Continuing Operations	$207	$—	$207	$104	$—	$104

(1)	Other sales includes revenues from the sales of third party natural gas and NGLs and processing fees.